Exhibit 99.1

MongoDB, Inc. Announces Third Quarter Fiscal 2021 Financial Results
Third Quarter Fiscal 2021 Total Revenue of $150.8 million, up 38% Year-over-Year
Continued Strong Growth with Over 22,600 Customers as of October 31, 2020
MongoDB Atlas Revenue 47% of Total Q3 Revenue, up 61% Year-over-Year
New York City, New York - December 8, 2020 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern general purpose database platform, today announced its financial results for the third quarter ended October 31, 2020.
“MongoDB continued to perform at a high level in the third quarter, highlighted by revenue growth that was well ahead of our expectations. The strength of our product platform and go-to-market execution has established MongoDB as a key strategic partner for any organization looking to innovate quickly to seize new opportunities or to respond to new threats,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.
“COVID-19 has further elevated the importance enterprises are placing on moving quickly to the cloud. With the recent announcement of multi-cloud clusters, MongoDB Atlas is the first cloud database to enable an application to run simultaneously across multiple cloud providers. By using MongoDB, customers not only get an easy migration path to the cloud but also the ability to leverage the best capabilities of the major cloud providers and enable true platform independence.”
Third Quarter Fiscal 2021 Financial Highlights
•Revenue: Total revenue was $150.8 million in the third quarter fiscal 2021, an increase of 38% year-over-year. Subscription revenue was $144.1 million, an increase of 39% year-over-year, and services revenue was $6.7 million, an increase of 19% year-over-year.
•Gross Profit: Gross profit was $104.7 million in the third quarter fiscal 2021, representing a 69% gross margin, compared to 71% in the year-ago period. Non-GAAP gross profit was $108.6 million, representing a 72% non-GAAP gross margin.
•Loss from Operations: Loss from operations was $58.1 million in the third quarter fiscal 2021, compared to $38.7 million in the year-ago period. Non-GAAP loss from operations was $16.0 million, compared to $14.3 million in the year-ago period.
•Net Loss: Net loss was $72.7 million, or $1.22 per share, based on 59.4 million weighted-average shares outstanding in the third quarter fiscal 2021. This compares to $42.4 million, or $0.75 per share, based on 56.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $18.2 million or $0.31 per share. This compares to $14.6 million, or $0.26, per share in the year-ago period.
•Cash Flow: As of October 31, 2020, MongoDB had $966.8 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended October 31, 2020, MongoDB used $8.1 million of cash from operations, $5.6 million in capital expenditures and $1.2 million in principal repayments of finance leases, leading to negative free cash flow of $14.9 million, compared to negative free cash flow of $13.1 million in the year-ago period.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter Fiscal 2021 and Recent Business Highlights
•MongoDB Atlas became the first and only cloud database to enable customers to run an application simultaneously across multiple cloud providers. With Atlas multi-cloud clusters, organizations can now deploy a fully managed, distributed database across Amazon Web Services, Google Cloud, and Microsoft Azure simultaneously without the added operational complexity of managing data replication and migration across clouds.
•As part of the Department of Defense’s (DoD) Enterprise DevSecOps Initiative, MongoDB was approved and released on the Iron Bank, the DoD Enterprise Artifacts Repository that hosts hardened containers. Development teams across the DoD can now utilize MongoDB to create modern applications quickly and easily within a Kubernetes environment.
•MongoDB welcomed Tata Consultancy Services, Infosys, and Wipro to our Modernization Toolkit program to help customers modernize workloads as they migrate to the cloud. This new program provides best practices for migrating legacy data (RDBMS) to MongoDB with substantial ROI at scale.
Business Outlook
Based on information as of today, December 8, 2020, MongoDB is issuing the following financial guidance for the fourth quarter and full year fiscal 2021.

	Fourth Quarter Fiscal 2021	Full Year Fiscal 2021
Revenue	$155.0 million to $157.0 million	$574.4 million to $576.4 million
Non-GAAP Loss from Operations	$(23.0) million to $(21.0) million	$(56.6) million to $(54.6) million
Non-GAAP Net Loss per Share	$(0.42) to $(0.39)	$(1.07) to $(1.04)
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the ongoing COVID-19 pandemic, the severity, duration and ultimate impact of which is difficult to predict at this time. The situation regarding COVID-19 remains uncertain and could change rapidly, and MongoDB will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information
MongoDB will host a conference call today, December 8, 2020, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 844-808-6880 (domestic) or 1-412-317-5284 (international). A replay of this conference call will be available for a limited time at 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID is 10150178. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 22,600 customers in over 100 countries. The MongoDB database platform has been downloaded over 130 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the fourth fiscal quarter and full year fiscal 2021; the anticipated impact of the COVID-19 pandemic on our business and future operating results; and the potential benefits of our product platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers, our potential customers, the global financial markets and our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020 filed with the SEC on September 3, 2020. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2020 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:
•stock-based compensation expense;

•amortization of intangible assets for the acquired technology and acquired customer relationships associated with the prior acquisitions of Realm, mLab and WiredTiger;
•amortization of time-based founder payments associated with the mLab purchase that was deemed to be compensation expense for GAAP purposes;
•acquisition costs associated with the purchase of Realm in fiscal 2020; and
•in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes and a non-recurring income tax benefit associated with the acquisition of Realm intangible assets in fiscal 2020.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.

Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
Ben Wolfson / Tom McMahon
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$414,762	$706,192
Short-term investments	551,539	280,326
Accounts receivable, net of allowance for doubtful accounts of $4,710 and $2,515 as of October 31, 2020 and January 31, 2020, respectively	91,784	85,554
Deferred commissions	30,090	24,219
Prepaid expenses and other current assets	15,611	16,905
Total current assets	1,103,786	1,113,196
Property and equipment, net	63,588	58,316
Operating lease right-of-use assets	36,909	11,147
Goodwill	55,830	55,830
Acquired intangible assets, net	28,400	34,779
Deferred tax assets	728	615
Other assets	66,620	54,684
Total assets	$1,355,861	$1,328,567
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,644	$2,849
Accrued compensation and benefits	56,802	41,427
Operating lease liabilities	4,314	3,750
Other accrued liabilities	27,457	26,860
Deferred revenue	179,322	167,498
Total current liabilities	271,539	242,384
Deferred tax liability, non-current	828	821
Operating lease liabilities, non-current	36,501	8,113
Deferred revenue, non-current	16,497	23,281
Convertible senior notes, net	947,652	911,075
Other liabilities, non-current	61,040	60,035
Total liabilities	1,334,057	1,245,709
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of October 31, 2020 and January 31, 2020; 60,255,524 shares issued and 60,156,153 shares outstanding as of October 31, 2020; 48,512,090 shares issued and outstanding as of January 31, 2020	60	48
Class B common stock, par value of $0.001 per share; no shares and 100,000,000 authorized as of October 31, 2020 and January 31, 2020, respectively; no shares issued and outstanding as of October 31, 2020; 8,969,824 shares issued and 8,870,453 shares outstanding as of January 31, 2020	—	9
Additional paid-in capital	883,002	752,127
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of October 31, 2020 and January 31, 2020	(1,319)	(1,319)
Accumulated other comprehensive income (loss)	(337)	225
Accumulated deficit	(859,602)	(668,232)
Total stockholders’ equity	21,804	82,858
Total liabilities and stockholders’ equity	$1,355,861	$1,328,567

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue:
Subscription	$144,069	$103,827	$401,403	$281,977
Services	6,702	5,614	17,978	16,220
Total revenue	150,771	109,441	419,381	298,197
Cost of revenue(1):
Subscription	38,642	26,497	103,240	73,465
Services	7,468	5,694	22,851	17,100
Total cost of revenue	46,110	32,191	126,091	90,565
Gross profit	104,661	77,250	293,290	207,632
Operating expenses:
Sales and marketing(1)	83,214	57,015	227,417	156,659
Research and development(1)	54,363	39,387	149,250	107,395
General and administrative(1)	25,175	19,562	66,534	50,541
Total operating expenses	162,752	115,964	443,201	314,595
Loss from operations	(58,091)	(38,714)	(149,911)	(106,963)
Other loss, net	(13,634)	(3,110)	(39,090)	(8,916)
Loss before provision for income taxes	(71,725)	(41,824)	(189,001)	(115,879)
Provision for (benefit from) income taxes	926	559	2,142	(2,920)
Net loss	$(72,651)	$(42,383)	$(191,143)	$(112,959)
Net loss per share, basic and diluted	$(1.22)	$(0.75)	$(3.27)	$(2.03)
Weighted-average shares used to compute net loss per share, basic and diluted	59,368,167	56,411,779	58,476,521	55,600,484

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenue—subscription	$2,446	$1,274	$6,508	$3,476
Cost of revenue—services	1,513	793	4,142	2,107
Sales and marketing	14,696	6,844	38,754	17,728
Research and development	15,442	6,879	41,415	17,513
General and administrative	5,855	3,577	17,225	10,214
Total stock‑based compensation expense	$39,952	$19,367	$108,044	$51,038

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(72,651)	$(42,383)	$(191,143)	$(112,959)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,793	3,793	9,515	9,824
Stock-based compensation	39,952	19,367	108,044	51,038
Amortization of debt discount and issuance costs	12,360	3,335	36,577	9,833
Amortization of finance right-of-use assets	993	994	2,981	2,982
Amortization of operating right-of-use assets	1,893	936	4,747	2,055
Non-cash interest on finance lease liabilities	—	—	—	1,823
Deferred income taxes	60	(309)	(88)	(4,541)
Accretion of discount on short-term investments	604	(868)	383	(3,619)
Unrealized foreign exchange (gain) loss	(1,915)	—	(1,915)	—
Change in operating assets and liabilities:
Accounts receivable	(1,749)	(1,097)	(4,157)	5,123
Prepaid expenses and other current assets	(1,599)	314	247	189
Deferred commissions	(8,168)	(5,159)	(17,161)	(12,205)
Other long-term assets	39	(175)	(117)	(148)
Accounts payable	2,153	(592)	743	(152)
Accrued liabilities	16,240	7,891	19,633	16,176
Operating lease liabilities	(2,699)	(895)	(2,737)	(1,979)
Deferred revenue	809	2,565	5,765	14,898
Other liabilities, non-current	1,765	740	4,655	740
Net cash used in operating activities	(8,120)	(11,543)	(24,028)	(20,922)
Cash flows from investing activities
Purchases of property and equipment	(5,646)	(754)	(10,942)	(2,350)
Acquisition, net of cash acquired	—	—	—	(38,629)
Investment in non-marketable securities	(500)	—	(500)	—
Proceeds from maturities of marketable securities	255,000	130,000	540,000	410,000
Purchases of marketable securities	(302,568)	(154,505)	(812,574)	(363,530)
Net cash provided by (used in) investing activities	(53,714)	(25,259)	(284,016)	5,491
Cash flows from financing activities
Payments of issuance costs for convertible senior notes	—	—	(4,154)	—
Proceeds from exercise of stock options, including early exercised stock options	6,747	1,933	13,798	13,283
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	—	8,963	6,394
Repurchase of early exercised stock options	—	(4)	(11)	(35)
Principal repayments of finance leases	(1,166)	(798)	(3,450)	(798)
Proceeds from tenant allowance related to build to suit lease	856	—	856	—
Net cash provided by financing activities	6,437	1,131	16,002	18,844
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	665	295	618	62
Net increase (decrease) in cash, cash equivalents, and restricted cash	(54,732)	(35,376)	(291,424)	3,475
Cash, cash equivalents, and restricted cash, beginning of period	470,014	187,198	706,706	148,347
Cash, cash equivalents, and restricted cash, end of period	$415,282	$151,822	$415,282	$151,822

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$104,661	$77,250	$293,290	$207,632
Gross margin (Gross profit/Total revenue) on a GAAP basis	69%	71%	70%	70%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	2,446	1,274	6,508	3,476
Stock-based compensation expense: Cost of Revenue—Services	1,513	793	4,142	2,107
Non-GAAP gross profit	$108,620	$79,317	$303,940	$213,215
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72%	72%	72%	72%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$83,214	$57,015	$227,417	$156,659
Less:
Stock-based compensation expense	14,696	6,844	38,754	17,728
Amortization of intangible assets associated with acquisitions	760	766	2,284	2,212
Non-GAAP sales and marketing operating expense	$67,758	$49,405	$186,379	$136,719

Research and development operating expense on a GAAP basis	$54,363	$39,387	$149,250	$107,395
Less:
Stock-based compensation expense	15,442	6,879	41,415	17,513
Amortization of intangible assets and time-based founder payments associated with acquisitions	1,365	4,261	6,001	11,413
Non-GAAP research and development operating expense	$37,556	$28,247	$101,834	$78,469

General and administrative operating expense on a GAAP basis	$25,175	$19,562	$66,534	$50,541
Less:
Stock-based compensation expense	5,855	3,577	17,225	10,214
Acquisition costs	—	64	—	641
Non-GAAP general and administrative operating expense	$19,320	$15,921	$49,309	$39,686

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(58,091)	$(38,714)	$(149,911)	$(106,963)
Add back:
Stock-based compensation expense	39,952	19,367	108,044	51,038
Amortization of intangible assets and time-based founder payments associated with acquisitions	2,125	5,027	8,285	13,625
Acquisition costs	—	64	—	641
Non-GAAP loss from operations	$(16,014)	$(14,256)	$(33,582)	$(41,659)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(72,651)	$(42,383)	$(191,143)	$(112,959)
Add back:
Stock-based compensation expense	39,952	19,367	108,044	51,038
Amortization of intangible assets and Founder Holdback associated with acquisitions	2,125	5,027	8,285	13,625
Acquisition costs	—	64	—	641
Non-cash interest expense related to convertible senior notes	12,360	3,335	36,577	9,833
Non-recurring income tax benefit associated with the acquisition of Realm intangible assets	—	—	—	(3,536)
Non-GAAP net loss	$(18,214)	$(14,590)	$(38,237)	$(41,358)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.22)	$(0.75)	$(3.27)	$(2.03)
Add back:
Stock-based compensation expense	0.67	0.34	1.85	0.92
Amortization of intangible assets and Founder Holdback associated with acquisitions	0.03	0.09	0.14	0.24
Acquisition costs	—	—	—	0.01
Non-cash interest expense related to convertible senior notes	0.21	0.06	0.63	0.18
Non-recurring income tax benefit associated with the acquisition of Realm intangible assets	—	—	—	(0.06)
Non-GAAP net loss per share, basic and diluted	$(0.31)	$(0.26)	$(0.65)	$(0.74)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Net cash used in operating activities	$(8,120)	$(11,543)	$(24,028)	$(20,922)
Capital expenditures	(5,646)	(754)	(10,942)	(2,350)
Principal repayments of finance lease liabilities	(1,166)	(798)	(3,450)	(798)
Capitalized software	—	—	—	—
Free cash flow	$(14,932)	$(13,095)	$(38,420)	$(24,070)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	10/31/2018	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020
Total Customers	8,300+	13,400+	14,200+	15,000+	15,900+	17,000+	18,400+	20,200+	22,600+
Direct Sales Customers(a)	1,700+	1,750+	1,800+	1,850+	1,900+	2,000+	2,200+	2,500+	2,800+
MongoDB Atlas Customers	6,200+	11,400+	12,300+	13,200+	14,200+	15,400+	16,800+	18,800+	21,100+
Customers over $100K(b)	490	557	598	622	688	751	780	819	898
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services. Prior to January 31, 2020, ARR from Direct Sales Customers of MongoDB Atlas was based on their contractual commitments, regardless of their actual consumption. We believe that our new consumption-based ARR calculation better reflects actual customer behavior. The impact of this change on prior reported periods is immaterial.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	10/31/2018	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020
MongoDB Enterprise Advanced: % of Subscription Revenue	59%	53%	54%	52%	46%	48%	49%	45%	43%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	87%	77%	77%	78%	78%	79%	79%	81%	82%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.